JBS S.A. – A GLOBAL FOOD COMPANY DUAL LISTING July, 2023 Exhibit 99.5 JBS S.A. has made available on its website the following materials with information about its corporate reorganization. A registration statement on Form F-4 with respect to the transaction described has been filed with the SEC with the file number 333-273211.

DISCLAIMER The materials contained herein are being presented in respect of the proposed corporate restructuring and dual listing pursuant to which JBS N.V. will be the ultimate holding company of JBS S.A. and its subsidiaries (collectively, the “JBS Group”), JBS N.V.’s Class A common shares will be listed and trade on the New York Stock Exchange and Brazilian Depositary Receipts representing JBS N.V.’s Class A common shares will be listed and trade on the São Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão) (collectively, the “Proposed Transaction”). This presentation is for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such an offer, solicitation or sale would be illegal in the absence of registration or qualification under the securities laws of such jurisdiction. Statements contained in this presentation (or the documents it incorporates by reference) that are not facts or historical information may be forward-looking statements. These forward-looking statements may, among other things, include statements about the Proposed Transaction involving JBS N.V. and JBS S.A.; beliefs related to the creation of value as a result of the Proposed Transaction involving JBS N.V. and JBS S.A.; the intended timeline for completion of the operation; benefits and synergies of the operation; and any other statements regarding the future beliefs, expectations, plans, intentions, financial condition or performance of JBS N.V. and JBS S.A. In some cases, terms such as “estimate”, “project”, “anticipate”, “plan”, “believe”, “may”, “expect”, “anticipate”, “intend”, “planned”, “potential”, “could”, “will” and similar terms, or the negative of these expressions, may identify forward-looking statements. These forward-looking statements are based on the expectations and beliefs of JBS N.V. and JBS S.A. about future events and involve risks and uncertainties that could cause actual results to differ materially from current results. This presentation is being released in respect of the Proposed Transaction. In connection with the Proposed Transaction, JBS B.V. (to be renamed “JBS N.V.” upon its conversion into a public limited liability company (naamloze vennootschap) under Dutch law, at a future date) has filed a registration statement on Form F-4 (“Form F-4”) containing a prospectus with the Securities and Exchange Commission (the “SEC”). Additionally, JBS B.V. (or JBS N.V., as the case may be) may file other relevant materials in connection with the Proposed Transaction with the SEC. Security holders of JBS S.A. are urged to read the Form F-4 and prospectus regarding the Proposed Transaction and any other relevant materials carefully and in their entirety if and when they become available because they will contain important information about the Proposed Transaction and related matters.  Security holders of JBS S.A. and investors may obtain a copy of the Form F-4, the prospectus, the filings with the SEC that will be incorporated by reference into the prospectus as well as other filings containing information about the Proposed Transaction free of charge at the SEC’s website (www.sec.gov) or JBS S.A.’s website (https://ri.jbs.com.br/en/) or by contacting JBS S.A.’s Investor Relations department.  This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. 2

# SUCCESSFUL DIVERSIFICATION HISTORY



(USD billion)
0.6
1.1
1.6
2.0
7.2
16.5
17.5
31.1
36.9
38.7
43.1
51.2
48.9
48.8
51.1
49.7
48,4
52,4
65.0
72.6
72,4
Swift
Tasman
Smithfield Beef
Five Rivers
PPC
Bertin
Rockdale Beef
Tatiara Meat
Frangosul
Agrovêneto
Seara
Moy Park
Cargill Pork
Primo
Tyson de Mexico
Big Frango
Céu Azul
Sul Valle
Tyson Brazil
Bella Foods
Massa Leve
XL Foods
Plumrose
Gold'n Plump
Marba
Tulip
Brianza
Empire Packing
Margarina Bunge
Vivera
Kerry Meats and Meals
Huon
Sunnyvalley
King's
Rivalea
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
1Q23 LTM
Enhanced scale in existing proteins and geographies
Increased exposure and diversification in value-added and branded portfolio
Beef
Chicken
Pork
Fish
Value added

Source: JBS

3

JBS Beef North Am. Consolidated PPC Seara JBS USA Pork JBS Brasil JBS Australia Average 2013-2017 7,8% 2018-2022 10,2% 2008-2012 5,1% Geographical diversification and branded value products reducing margins volatility RESULTS STABILITY EBITDA Margin USD billion Source: JBS

Canada 4% USA 53% Mexico 3% Brazil 24% South Am. Europe 8% Africa & Middle East Asia Australia and New Zealand 8% To better represent our global platform, JBS announces a proposal to access a wider base of investors. A GLOBAL FOOD COMPANY Net revenue Q1.23 (by destination) 50% 13% Asia 12% Europe 9% 5% 4% 3% Africa & Middle East 3% Others 1% Source: JBS Beef Lamb Pork Poultry Aquaculture Plant Based Sales Offices Prepared Foods Leather Center for Innovation Cultivated Protein 5

#1 Global beef producer #1 Global poultry producer #2 Global pork producer Aquaculture Plant-based and alternative proteins businesses #3 European plant-based protein producer #2 salmon producer in Australia Work is under way to build an industrial plant to produce cultivated protein Prepared Foods #1 largest Brazilian producer of plant-based #2 place in the prepared foods market in Brazil #1 place in the prepared foods market in the United Kingdom #1 place in the prepared foods market in Australia and New Zealand MARKET LEADER NEW AVENUES OF GROWTH GLOBAL FOOD LEADER 6

Team members in Brazil 13K  team members in Australia and New Zealand 145K  12K   team members in Mexico 19K   team members in Europe 72K   Team members in the USA and Canada MORE THAN 260,000 TEAM MEMBERS GLOBALLY Source: JBS 7

DUAL LISTING

DUAL LISTING ON NYSE AND B3 The Dual Listing proposal will enable JBS shares to be traded on the New York Stock Exchange and via BDRs in Brazil on B3, using as a vehicle JBS N.V, a dutch company. The current operational structure will remain the same worldwide, such that the operational assets, team members, financial flows and logistic value chain will remain exactly as they are right now. Therefore there will not be any changes on the legal structure at JBS S.A. in Brazil. 9

DUAL LISTING ON NYSE AND B3 Adapt JBS's corporate structure to the global and diversified profile of the Company's operations. 1 2 Potential unlocking of the value of the Company's shares. 3 Expand investment capacity to strengthen the conditions for growth and competition with global competitors. 10

COMPELLING RATIONALE Increase its visibility among the global investors community, thereby increasing the comparability with the main peers. Broaden the access to a wider base of investors. Increase flexibility to use equity as source of funding, paving the way to fundraising through issuing shares and, consequently, reduce the need to incur in debt to support growth. Further strengthen the corporate governance. Reduce our cost of capital. 11

# TRANSACTION STRUCTURE

## **Current** Simplified Corporate Structure



Controlling Shareholders
Minority Shareholders
JBS S.A. (Brazil)[1]
[B]³
Shares listed on the B3
Friboi BR
Seara BR
US Beef
US Pork
Pilgrim's Pride[3]
Australia
Others

## Simplified Corporate Structure **After The Proposed Transaction**[4]



Controlling Shareholders
Minority Shareholders
Minority Shareholders
Class A[2]
Class B[2]
Class B[2]
BDR / Classe A[2]
NYSE
Class A Shares listed on the NYSE
[B]³
BDRs listed on the B3
JBS N.V. (Netherlands)
JBS S.A. (Brazil)[1]
Friboi BR
Seara BR
US Beef
US Pork
Pilgrim's Pride[3]
Australia
Others

1. The boxes below JBS S.A. represent business units that are consolidated directly or indirectly by JBS S.A.
2. *Class B Shares* equal to 10 votes. *Class A shares* equal to 1 vote.
3. JBS holds 82% of Pilgrim's Pride shares.
4. Upon closing of the transaction, current JBS S.A. shareholders will receive BDRs representing *Class A Shares* of JBS N.V. After closing, a conversion period will be opened for eligible shareholders that cancel the BDRs and convert their *Class A Shares* into *Class B Shares*.

JBS

12

EV/ NTM EBITDA¹: (in USD billion, except when indicated) ¹Assuming Bloomberg Consensus for the next 12 months EBITDA ² Assuming the share price as of 07/07/2023 at R$ 17,64. ³ Subject to market conditions. Source: Bloomberg Terminal Potential value unlocking³ (equity value) considering current JBS “enterprise value / NTM EBITDA¹” vs. Comparable companies POTENTIAL UNLOCKING VALUE 13 ²

NEXT STEPS Call Shareholders Meeting to approve Transaction. J&F and FIP Formosa will contribute their JBS S.A. shares into JBS N.V.. In exchange for their contribution, they will receive Class A shares and Class B shares. JBS S.A. shares will be contributed into JBS Participações (incorporação de ações) in exchange for Mandatory Preferred Redeemable Shares (“MPRS”) issued by JBS Participações delivered to all free float shareholders of JBS S.A.. JBS MRPS will be immediately redeemed through the delivery of JBS N.V. BDRs Level II with JBS N.V. Class A shares as the underlying security listed on the NYSE. During a certain period, shareholders may request the conversion of Class A shares into Class B shares. All free float shareholders may convert Class A Shares (received after cancelling the BDRs held by them) into Class B shares as following: A) Up to Q3 2026: Limited to a Maximum Conversion Rate of 55% of the shares held by them; and B) During Q4 2026: Subject to a maximum number of Class A Shares, equivalent to an amount sufficient to ensure a minimum of 20% free float of Class A Common Shares (which, if exceeded, will result in a pro rata allocation among all shareholders requesting the conversion). The Class B Shares will be convertible into Class A Shares, at any time. 14

Q&A